SPATIALIZER AUDIO LABORATORIES, INC.


EXHIBIT 4.8 SPATIALIZER AUDIO LABORATORIES, INC. SUBSCRIPTION AGREEMENT AND WARRANT AGREEMENT FOR MARCH 7, 1997 PRIVATE PLACEMENT

                      SPATIALIZER AUDIO LABORATORIES, INC.

                    RESTRICTED STOCK SUBSCRIPTION AGREEMENT

                                   ARTICLE I
                                  SUBSCRIPTION

         1.01 Subscription. The undersigned, ("Purchaser"), hereby unconditionally enters into this Subscription Agreement ("Agreement") to subscribe for and to offer to purchase the Securities (as described below) of Spatializer Audio Laboratories, Inc. ("Company") upon and subject to the following terms and conditions.

         The Securities shall consist of the number of units specified below ("Units"), each unit consisting of one fully paid and non-assessable share of the Common Stock, par value $.01 per share, of the Company ("Stock") and one-half of a one-year non-transferable share purchase warrant ("Warrants"). The purchase price for the Securities shall be U.S.$__________ per Unit. One full Warrant shall entitle the holder thereof to purchase one additional share of the Company's Stock ("Warrant Stock") at any time up to and including twelve months from date of the issuance of the Warrants ("Last Exercise Date") at an exercise price of U.S.$_______.

   Number of Units       Price Per Unit     Total Purchase Price    Exercise Price of   Last Exercise Date
                                                                        Warrants




         1.02 Payment. The total purchase price of the Securities shall be delivered to the Company at the address shown below concurrently with the execution hereof. The Securities will be issued and registered in the name of the undersigned at the address indicated on the signature page.

         1.03 Issuance of Shares. Upon receipt by the Company of the purchase price specified above along with any other documents requested hereunder, and acceptance of this Subscription by the Company, the Company shall promptly cause the issuance and delivery to Purchaser of duly executed Stock certificates and Warrants, representing the Units, duly registered in the name of the Purchaser.

         1.04 Exemption from Registration. The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under the California Corporate Securities Law of 1968 as amended ("California Bluesky Law"), or the securities laws of any other state, territory, country or jurisdiction and are being offered and will be sold and issued to the Purchaser in reliance upon the exemptions from such registration provided by Rules 501, 504, 505 and 506 or Regulation S promulgated under the Securities Act.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES


         2.01 Authorization. The Purchaser represents and warrants that this Agreement, when executed and delivered by he, she or it, will constitute a valid and legally binding obligation of such Purchaser.

         2.02 Residence. Purchaser represents and warrants that his or her principal residence (or its place of business, in the case of an entity) is at the address listed below.

         2.03 Purchase for Own Account. Purchaser acknowledges that the Securities have not been registered under the Securities Act or qualified under the California Bluesky Law, or any other applicable state, provincial or national securities laws in reliance, in part, on the representations and warranties herein. The Securities, including any Warrant Stock acquired on exercise of the Warrants, are being acquired by Purchaser for investment purposes for Purchaser's own account only and not for sale or with a view to distribution of all or any part of such Securities or Warrant Stock. No other person will have any direct or indirect beneficial interest in the Securities or Warrant Stock. Purchaser represents and warrants that such Purchaser is an "accredited investor" as defined in Regulation D, Rule 501 under the U.S. 1933 Act based on meeting any one of the following criteria:

                 (a)      Any bank as defined in section 3(a)(2) of the (U.S.
1933) Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the (U.S. 1933) Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the (U.S. 1933) Act; any investment company registered under the Investment Company act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state of its political subdivision, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions solely by persons that are accredited investors.

                 (b) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

                 (c) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                 (d) Any director, executive officer, or general partner of the Company;

                 (e) Any natural person whose individual net worth, or joint net worth with that person's spouse at the time of the purchase exceeds $1,000,000;

                 (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                 (g) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who either alone or with a purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; and

                 (h) Any entity in which all of the equity owners are accredited investors.

         2.02 Ability To Bear Risk. Purchaser recognizes and acknowledges the speculative nature and risks of loss associated with high risk illiquid investments in general and recognizes and acknowledges that the Securities and the Warrant Stock, in particular, constitute an investment in particular, which is suitable and consistent with Purchaser's overall investment program and that Purchaser's financial situation enables Purchaser to bear the high risks of this investment which may include the inability to liquidate it in time of financial emergency. Purchaser represents and warrants that the financial situation of the Purchaser is such that he, she or it can afford to bear the economic risk of holding the Securities and Warrant Stock for an indefinite period and that he, she or it can afford to suffer the complete loss of the investment.

         2.03 Access to Information. Purchaser represents and warrants that he, she or it is aware of the Company's business affairs and financial condition, and has been granted the opportunity to ask questions of, and has received answers from, representatives of the Company concerning the business, properties and condition of the Company and the terms and conditions of the purchase of the Securities. Purchaser has been provided by the Company with the information listed on schedule A and has been granted the opportunity to obtain any other information that he, she or it deems necessary to undertake this investment or to confirm the accuracy of information provided hereunder. Prior to his, her or its acquisition of the Securities, Purchaser acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser has such knowledge and experience in financial and business matters (or is represented by a person who has such skills and experience) as to make him, her or it capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.

         2.04 Restricted Securities. The Purchaser understands that the Securities being purchased are not registered under the Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that such securities may not be resold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and further, that the Company is under no obligation to register such securities. The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold the Securities for a deferred sale, or for any other fixed period in the future. Purchaser hereby confirms that Purchaser has been informed that neither the Common Stock, Warrants or Warrant Stock may be resold or transferred unless first registered under the Securities Act or unless an exemption from such registration is available with respect to a resale in the United States or in an "offshore transaction" (see below). Accordingly, Purchaser hereby acknowledges that Purchaser is familiar with such restrictions and is prepared to hold the Securities and Warrant Stock for an indefinite period. Purchaser is aware that Rule 144 and Regulation S, promulgated under the Securities Act, permit limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions.

                 (b) Purchaser understands that under Rule 144 the conditions with respect to transfer or sale include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than two years after the party has purchased and paid for the securities (three years in the case of an affiliate), the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified limitations. The Purchaser understands that the two or three years period with respect to the resale Warrant Stock may be measured from the time of exercise or conversion of the Warrants and thus may continue beyond the two or three year period applicable to the Securities being currently acquired.

                 (c) Purchaser acknowledges that under Regulation S, offers and sales of securities which are deemed to be made "outside the United States" are not required to be registered under the Act. The conditions under which resales of securities may be deemed so made are set forth in Rules 903 and 904 of Regulation S. Rule 904 provides in general that an offer or sale of securities by any person other than the Company, a distributor, any of their respective affiliates (or agents of the foregoing) shall be deemed to occur outside the U.S. if (i) the offer or sale is made in an "offshore transaction" and (ii) no directed selling efforts are made in the U.S. by the seller, an affiliate or their agents. An offer or sale is made in an "offshore transaction," in general, if the offer is not made to a person in the United States and either (i) the buy order is made or reasonably believed to be made outside the United States or (ii) the transaction is executed in, on or through the facilities of a "designated offshore securities market" and the sale is not pre-arranged with a buyer in the United States. Purchaser acknowledges that the Stock of the Company is no longer listed on any "offshore securities market". In addition, Purchaser understands that under Rule 903, so long as the Company is a reporting issuer under U.S. federal securities laws, resales of the Common Stock and the Warrant Stock can be made into the United States, so long as certain holding periods and manner of sale restrictions are accommodated, but in no event can the Warrants be sold or transferred or exercised by or on behalf of an U.S. person absent registration or an independent exemption from such registration and in no event can the Stock or Warrant Stocks be sold or transferred to or for the account of any U.S. person prior to the expiration of a 40 day restricted period. Purchaser understands and acknowledges that any resales in reliance on Regulation S cannot be undertaken in connection with any directed selling efforts in the United States and that the exemption available under Regulation S will not be available in any transaction which, while in technical compliance with Regulation S, is part of a plan or scheme to evade the registration requirements of the Securities Act. Resales by persons who are affiliated of an issuer only by virtue of holding the position of officer or director are also governed by Rule 904 of Regulation S. Resales by persons otherwise deemed affiliates (such as by virtue of levels of share ownership deemed to amount to "control") are regarded as equivalent to sales by the Company, and are thus governed by Rule 903 of Regulation S which imposes additional conditions, and to which specific reference should be made in the case of any such intended resales.

                 (d) Purchaser understands that he, she or it may be precluded from selling the Securities within the Rule 144 or Regulation S safe harbors even if the holding periods have been satisfied either because the other conditions may not have been fulfilled or because markets for resales do not exist. Purchaser understands and acknowledges that the Company is assuming no obligation to register the Securities or the Warrant Stock under the Securities Act, except that, in the event that the Company shall have in effect a registration statement (other than for the issuance of Stock to employees or otherwise, pursuant to a registration statement on form S-8) in respect to its Stock, it will use reasonable efforts to include the Stock in such registration.

         2.05 Disposition of Stock, Warrants or Warrant Stock. Purchaser hereby agrees that Purchaser shall make no disposition of the Stock, Warrants or Warrant Stock, except in accordance with the provisions hereof or unless the Stock, Warrants or Warrant Stock have been registered under the Securities Act, and in any event, not unless and until:

                 (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition; and

                 (b) Either (i) the proposed disposition does not require registration of the Stock, Warrants or Warrant Stock under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Regulation S and Rule 144) has been taken and (iii) to the extent appropriate, the Purchaser shall have delivered to the Company an opinion of counsel in form and substance satisfactory to the

Company, to such effect. The Company shall not be required to transfer on its books the Stock, Warrants or Warrant Stock that have been sold or transferred in violation of the provisions of this Article II or to treat as the owner of the securities, or otherwise to accord voting or dividend rights to, any transferee to whom the securities have been transferred in contravention of this Agreement.

         2.06 Restrictive Legends. Purchaser acknowledges that in order to reflect the restrictions on disposition of the Stock, Warrants and Warrant Stock, the Company's stock ledgers and records and any certificates representing the Securities, to the extent as required by law, endorsed with the following restrictive legend:

                 (a) "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR UNDER STATE SECURITIES LAWS, AS APPLICABLE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND APPROPRIATE QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                 (b) If required by the authorities of any state or other jurisdiction in connection with the issuance of the Conversion Shares, the legend or legends required by such jurisdiction shall also be endorsed on all such certificates.


         2.07 Independent Information. Purchaser represents and warrants that in making the decision to acquire the Securities, the Purchaser has relied upon independent consideration and investigations made by such Purchaser and further that no representations have been made concerning the Securities, the Company, its business, prospects, or other matters.

                                  ARTICLE III
                                 MISCELLANEOUS

         3.01 Additional Assurances. The undersigned and the Company agree that they will each execute or cause to be executed and delivered all such further and other documents and assurances, and do and cause to be done all such further acts and things as may be necessary or desirable to carry out this Agreement.

         3.02 Entire Agreement; Assignment; Notices. This Agreement constituted by the acceptance of the subscription herein by the Company constitutes the entire agreement between the parties in respect of the subject matter hereto and supersedes any and all prior agreements, representations, warranties or covenants, express or implied, written or verbal, except as may be expressed herein. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. Any notice required or permitted to be given hereunder shall be in writing, addressed to the party at its address as set out herein (or at such other address as a party may provide in writing to the other) and shall be deemed to have been given, if delivered, when delivered; or if telegraphed or telexed, on the date after the date of telegraphing or telexing; or if mailed by registered mail on the fifth business day after the date of mailing.

         3.03 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         3.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         3.05 Survival; Indemnification. The foregoing representations and warranties are made by Purchaser with the intent that they may be relied upon in determining his qualification and suitability to purchase the securities, and Purchaser hereby agrees that such representations and warranties shall survive the acceptance of this Agreement. Purchaser hereby agrees to indemnify, defend and save harmless the Company, its representatives and agents and each other shareholder from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' reasonable fees and disbursements), judgments and amounts paid in settlement or actions resulting from the untruth of any of the warranties and representations contained hereon. Notwithstanding the foregoing, however, no representation, warranty, acknowledgement, covenant or agreement by Purchaser made herein shall in any manner be deemed to constitute a waiver of any rights granted to him under the federal or state securities laws.

         IN WITNESS WHEREOF, Purchaser agrees to be bound by this Restricted Stock Subscription Agreement.

                                       "PURCHASER"

                                       _______________________________


                                       By:_____________________________
                                          Name: _______________________
                                          Title:_______________________

                                          Telephone:  _________________
                                          Telecopy:   _________________

Dated:  _____________________, 19__
                                   Address: ____________________________

                                            ____________________________




SUBSCRIPTION ACCEPTED:

SPATIALIZER AUDIO LABORATORIES, INC.


By:      _______________________________
Name:    Steven D. Gershick, President and Chief Executive Officer
Telephone: 818-227-3370
Telecopy:  818-227-9750


Dated:  ______________________, 19__

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY JURISDICTION. NONE OF SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.




                      SPATIALIZER AUDIO LABORATORIES, INC.
                             Stock Purchase Warrant


Number 97-___                              Right to Purchase __________Shares of
Date of Issuance:  ______________, 1997           Common Stock $.01 par value
                                                      (subject to adjustment)


         1. Warrant. For value received,_______________________ is entitled, subject to the terms and conditions hereinafter set forth, after the date hereof and prior to___________, 1997 ("Expiration Time") but not thereafter, to purchase_______non assessable shares of Common Stock, $.01 par ("Common Stock"), of Spatializer Audio Laboratories, Inc., a Delaware corporation (the"Company"), from the Company for a purchase price of U. S. $___________ per share, subject to adjustment as provided for herein (the "Exercise Price").

         2.  Exercise.

                 2.1. Exercise Period. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, prior to the Expiration Date, provided that such purchase rights shall not be exercisable with respect to a fraction of a share. The Company will not close its books for the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                 2.2.  Exercise Procedure.

                          (a)  This Warrant will be deemed to have been
exercised upon the date of surrender (the "Exercise Date") of this Warrant to the Company together with a completed and duly executed subscription in the form attached hereto, and payment of the purchase price for each share purchased in cash or other immediately available U. S. federal funds. Certificates representing the shares so purchased shall be delivered to the holder within ten days following the Exercise Date.

                          (b)  In case of the purchase of less than all of the
shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor and date for the balance of the shares purchasable hereunder. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

                          (c)  The Common Stock issuable upon the exercise of
this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

                          (d)  The Company covenants and agrees that all shares
to be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof hereunder.

         3. Adjustment.

                 3.1. Subdivision or Combination of Common Stock and Stock Dividends. In order to prevent dilution of the rights granted under this Warrant, in the event that the Company shall at any time after the Date of Issuance issue any shares of Common Stock or any rights to purchase Common Stock as a dividend upon the Common Stock or issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise or combine outstanding shares of Common Stock, by reclassification or otherwise, then in each of said events ("Adjustment Events"), the Exercise Price which would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, subdivision or combination, and in such case the number of shares which would be purchasable hereunder if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by multiplying it by a fraction which is the reciprocal of the fraction by which the Exercise Price shall be adjusted.

                 3.2. Notice of Adjustment. Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to the holder, stating the adjusted Exercise Price, the increased or decreased number of shares purchasable upon exercise of this Warrant and the calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 4 below.

                 3.3  Discretion.  Notwithstanding the provisions of this
Section 3, on the occurrence of any Adjustment Events or otherwise, the Company shall have the sole and exclusive power to make other adjustments as it considers necessary or desirable with respect to the Warrants.

         4.  Prior Notice of Certain Events.  In case at any time:

                          (a) the Company shall pay any dividend upon its
Common Stock or make any distribution to the holders of its Common Stock (including dividends or distributions payable in shares of the Company's stock);

                          (b) the Company shall offer for subscription pro rata
to the holders of its Common Stock any additional shares of stock of any class or any other rights;

                          (c) there shall be any reorganization or
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale or deposition of all or substantially all its assets; or

                          (d) there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

then, in each of said cases, the Company shall give prior written notice to the holder hereof of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         5.  Restrictions on Transfers.

                 5.1. Transfer Restrictions. Neither this Warrant nor any rights hereunder are transferable by the registered owner hereof, except with the prior written consent of the Company. The Company may deem and treat the registered owner of this Warrant at any time as the absolute owner hereof for all purposes.

                 5.2. Restrictive Legend. The holder of this Warrant acknowledges that neither this Warrant nor the shares of Common Stock for which this Warrant is exercisable have been registered under the Securities Act of 1933, as amended, ("1933 Act") or qualified under the securities laws of California or of any other State or jurisdiction. The undersigned agrees not to sell, pledge, hypothecate, transfer or otherwise dispose of this Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Common Stock under the 1933 Act (or any similar statute then in effect) or (ii) an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

         6. No Further Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         7. Reservation of Shares. The Company agrees at all times to reserve and hold available for issuance a sufficient number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance all such shares of Common Stock will be validly issued, fully paid and nonassessable and not in violation of the preemptive rights of any person.

         8.  General.

                 8.1. Notices. Any notices required to be sent to the holder hereof will be delivered to the address of such holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, and will be deemed to have been given when so delivered or sent.

                 8.2. Assignment. This Warrant shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. If any provision of this Warrant shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

                 8.3. Headings. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

                 8.4. Governing Law. This Warrant shall be governed by the laws of the State of California.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be affixed hereto.

                                       SPATIALIZER AUDIO LABORATORIES, INC.


                                       By _________________________________
                                          Steven D. Gershick
                                          President and Chief Executive Officer